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                                                          Exhibit 5(b) and 23(b)

                                                                January 24, 2003

Constellation Energy Group, Inc.,
750 E. Pratt Street,
Baltimore, Maryland 21202.

Dear Sirs:

          In connection with the registration under the Securities Act of 1933 (the "Act") of $2,000,000,000 aggregate amount of: senior debt securities; convertible debt securities; preferred stock; common stock, without par value; warrants; stock purchase contracts and units (the senior debt securities, convertible debt securities, the warrants, the stock purchase contracts and the units, collectively, referred to herein as the "Securities") of Constellation Energy Group, Inc., a Maryland corporation (the "Corporation"), we, as your special counsel, have examined such corporate records, certificates and other documents and such questions of law, as we have considered

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Constellation Energy Group, Inc.                                             -2-

necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, we advise you that, in our opinion:

          (1) Debt Securities. The indenture relating to the senior debt securities and convertible debt securities, dated as of March 24, 1999 (the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Trustee"), and the first supplemental indenture between the Corporation and the Trustee, dated as of January 24, 2003 (the "First Supplemental Indenture"), to the Indenture relating to the senior debt securities and convertible debt securities have been duly authorized, executed and delivered by the Corporation and constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. When the Registration Statement has become effective under the Act, the terms of the senior

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Constellation Energy Group, Inc.                                             -3-

debt securities and convertible dent securities to be issued under the Indenture and the First Supplemental Indenture and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Indenture and First Supplemental Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the senior debt securities and the convertible debt securities have been duly authorized, executed and authenticated in accordance with the Indenture and First Supplemental Indenture and issued and sold as contemplated in the Registration Statement, the senior debt securities and convertible debt securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The senior debt

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Constellation Energy Group, Inc.                                             -4-

securities and convertible debt securities covered by the opinion in this paragraph include any senior debt securities and convertible debt securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

          (2) Warrants. When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, the terms of such warrants and of their issuance and sale have been duly established by all necessary corporate action in conformity with the warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and such warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, such

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Constellation Energy Group, Inc.                                             -5-

warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued pursuant to the terms of any other Securities.

          (3) Stock Purchase Contracts. When the Registration Statement has become effective under the Act, the terms of the stock purchase contract agreement under which the stock purchase contracts are to be issued have been duly established and the stock purchase contract agreement has been duly authorized, executed and delivered, the terms of the stock purchase contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the stock purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction

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Constellation Energy Group, Inc.                                             -6-

imposed by any court or governmental body having jurisdiction over the Corporation and the stock purchase contracts have been duly authorized, executed and authenticated in accordance with the stock purchase contract agreement and issued and sold as contemplated in the Registration Statement, the stock purchase contracts will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued pursuant to the terms of any other Securities.

          (4) Units. When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered, the terms of the units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the

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Constellation Energy Group, Inc.                                             -7-

unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and the units have been duly authorized, executed and authenticated in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, the units will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily

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Constellation Energy Group, Inc.                                             -8-

would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under
Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          In accordance with our understanding with you as to the scope of our services in connection with the transactions to which this opinion relates, we have limited our examination to those matters as to which we have expressed the foregoing opinions, and we are expressing no opinion in respect of any other matter.

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Constellation Energy Group, Inc.                                             -9-

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Maryland law, we have relied upon the opinion, dated the date hereof, of Donna M. Levy, Senior Counsel of the Corporation, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Ms. Levy.

          Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible and we have assumed that the Indenture and First Supplemental Indenture have been duly authorized, executed and delivered by the Trustee and that all signatures on the Indenture and First Supplemental Indenture are genuine, assumptions which we have not independently verified.

          We hereby consent to the filing of this opinion

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Constellation Energy Group, Inc.                                            -10-

as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                        Very truly yours,

                                                        /s/ Sullivan & Cromwell